EXHIBIT 99.1

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Galaxy View International Limited and Subsidiary

We have audited the accompanying balance sheets of Galaxy View International Limited and Subsidiary as of December 31, 2005 and 2004, and the related statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galaxy View International Limited and Subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
June 22, 2006

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS
	2005	2004
Current Assets
Cash and cash equivalents	$197,889	$111,589
Accounts receivable, net	1,908,466	184,368
Inventory	153,884	97,042
Deposits	-	337,324
Other receivables	334,246	137,397

Total Current Assets	2,594,484	867,721

Property, Plant & Equipment	24,206	14,730
Other Assets
Deferred tax	-	345,739

Total Assets	$2,618,691	$1,228,190

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$2,029,065	$2,427,941
Income tax payable	11,620	-
Deferred revenue	69,949	154,437

Total Current Liabilities	2,110,634	2,582,378

Stockholders' Equity (Deficit)
Capital stock	50,000	-
Additional paid in capital	605,000	605,000
Subscription receivable	(50,000)	-
Other comprehensive loss	(6,389)	(28)
Accumulated deficit	(90,554)	(1,959,159)

Total Stockholders' Equity (Deficit)	508,057	(1,354,187)

Total Liabilities and Stockholders' Equity (Deficit)	$2,618,691	$1,228,190

The accompanying notes are an integral part of these financial statements

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Sales, net	$5,339,654	$1,585,208

Cost of sales	2,491,064	751,487

Gross profit	2,848,590	833,721
Operating expenses
Selling expense	278,246	175,949
General and administrative expenses	349,153	252,187

Total operating expenses	627,400	428,137

Income from operations	2,221,191	405,584

Other (Income) Expense
Interest income	(8,093)	(486)
Other income	-	(67)
Interest expense	-	8,991

Total Other (Income) Expense	(8,093)	8,439

Income before income taxes	2,229,284	397,145
Provision for income taxes	360,679	59,572

Net income	1,868,605	337,574
Other comprehensive loss
Foreign currency translation	(6,361)	(28)

Comprehensive Income	$1,862,244	$337,546

The accompanying notes are an integral part of these financial statements

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

CASH FLOWS FROM OPERATING ACTIVITIES	2005	2004
Net Income	$1,868,605	$337,574
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	4,411	2,897
Provision for doubtful accounts	9,689	5,696
(Increase) / decrease in assets:
Accounts receivables	(1,704,532)	239,212
Inventory	(53,655)	(97,050)
Other receivables	(190,666)	(91,584)
Deposits	340,726	(324,903)
Deferred income tax	349,225	59,572
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	(452,484)	(43,633)
Income tax payable	11,452	-
Deferred revenue	(87,049)	92,172

Total Adjustments	(1,772,883)	(157,621)

Net cash provided by operations	95,723	179,952

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(13,391)	(8,627)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on loan payable	-	(562,697)
Proceeds from bank loan	-	363,030

Net cash provided by financing activities	-	(199,667)

Effect of exchange rate changes on cash and cash equivalents	3,968	2
Net increase in cash and cash equivalents	86,300	(28,339)
CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	111,589	139,928

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$197,889	$111,589

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-

Interest payments	$-	$8,991

The accompanying notes are an integral part of these financial statements

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Capital Stock Amount		Additional Paid in Capital	Subscription receivable	Comprehensive Income (loss)	Accumulated Deficit	Total Stockholders' Equity (deficit)
Balance January 1, 2004	$		$605,000	-	-	$(2,296,733)	$(1,691,733)
Foreign currency translation loss		-	-	-	(28)	-	(28)
Net income for the year ended December 31, 2004		-	-	-	-	337,574	337,574

Balance December 31, 2004		-	605,000	-	(28)	(1,959,159)	(1,354,187)
Stock issuance		50,000		(50,000)	-
Foreign currency translation loss		-	-	-	(6,361)	-	(6,361)
Net income for the year ended December 31, 2005		-	-	-	-	1,868,605	1,868,605

Balance December 31, 2005		$50,000	$605,000	(50,000)	(6,389)	$(90,554)	$508,057

The accompanying notes are an integral part of these financial statements

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 1 – ORGANIZATION

Galaxy View International, Ltd. (“the Company”) incorporated under the laws of the British Virgin Islands on August 22, 2005, through it’s subsidiary, is engaged in the business of supplying hi-tech telecommunication equipment to the telecommunication products industry.

On March 10, 2006, the Company entered into an Exchange Agreement with Shenzhen Sono Digital Technologies Company Limited (Sono), where the Company purchased all of the issued and outstanding shares of Sono. Sono was legally established on May 29, 2001 under the laws of the Peoples’ Republic of China.

When used in these notes, the terms “Company,” “we,” “our,” or “us” mean Galaxy View International, Ltd. and its subsidiary.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Functional currency of Sono is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Exchange Gain (Loss):

During the year ended December 31, 2005 and 2004, the transactions of Sono were denominated in foreign currency and were recorded in Chinese Yuan Renminbi (CNY) at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

Translation Adjustment

As of December 31, 2005 and 2004, the accounts of Sono were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity(deficit) is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of shareholders’ equity(deficit).

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

Galaxy View was incorporated in August 2005, and therefore had no operations in 2004. The consolidated financial statements include the accounts of Galaxy View International, Ltd. and its wholly owned subsidiary Sono which is the predecessor company during the year 2004. All material intercompany accounts, transactions and profits have been eliminated in consolidation.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

We maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful accounts amounted to $16,493 and $6,502 as at December 31, 2005 and 2004 respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made for writing down our inventories to market value, if lower. As of December 31, 2005 and 2004 inventory consisted only of finished goods:

Inventory	2005	2004
Finished goods	$153,884	$97,042

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Equipment	5 years
Computer Hardware and Software	5 years

As of December 31, 2005 and 2004 Property, plant and equipment consisted of the following:

	2005	2004
Office equipment	32,862	18,809
Accumulated depreciation	(8,655)	(4,079)

	$24,206	$14,730

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stockholders equity

The Company on its formation, issued 50,000 shares of common stock of $1 par value for subscription receivable of $50,000.

Long-Lived Assets

Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on our review, we believe that, as of December 31, 2005 and 2004 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. We expense all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flow from our operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We have a diversified customer base, most of which are in China. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment.

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

DECEMBER 31, 2005 AND 2004

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6.”) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

Note 3- DEPOSITS

As of December 31, 2005 and 2004, deposits comprised of advances to vendors of $0 and $337,324. The Company made advance payments to vendors before delivery & installation of goods. The deposits are settled upon completion of goods inspection.

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 4- OTHER RECEIVABLES

As of December 31, 2005 and 2004, the other receivables comprised of the following:

	2005	2004
Advances to employees for expenses	$57,869	$37,769
Other receivables	276,377	99,627

Total	$334,246	$137,397

Note 5 – INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax. We qualified as a new technology enterprise and under PRC Income Tax Laws, we are subject to a preferential tax rate of 15%.

The following is a reconciliation of income tax expense:

12/31/2005	U.S.	State	International	Total

Current	$0	$0	$360,679	$360,679
Deferred	-	-	-	-

Total	$0	$0	$360,679	$360,679

12/31/2004	U.S.	State	International	Total

Current	$0	$0	$ 59,572	$ 59,572
Deferred	-	-	-	-

Total	$0	$0	$ 59,572	$ 59,572

Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

	12/31/2005	12/31/2004
US statutory tax rate	34%	34%
Foreign income not recognized in US	-34%	-34%
PRC income tax	15%	15%

Effective rate	15%	15%

As of December 31, 2005 and 2004 the Company had deferred tax asset of $0 and $345,739 in the People’s Republic of China. According to the People’s Republic of China tax regulation, the tax losses expire after five years from the date of occurrence.

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 6 – ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of December 31, 2005 and 2004, accounts payable & accrued expenses comprised of the following:

	2005	2004
Accounts payable	$ 702,046	$ 69,207
Accrued salaries	11,927	16,533
Accrued staff welfare	24,257	26,833
Local tax payable	1,296	1,069
Other levy payable	1,895	758
Other payable	1,119,606	2,287,556
VAT payable	63,155	25,283
Accrued expenses	104,884	702

Total	$2,029,065	$2,427,941

Note 7- DEFERRED REVENUE

As of December 31, 2005 and 2004, deferred revenue comprised of the following:

	2005	2004
Deferred revenue	$69,949	$154,437

Note 8 – STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

ii.

Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

iii.

Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 8 – STATUTORY COMMON WELFARE FUND (CONTINUED)

iv.	Allocations to the discretionary surplus reserve, if approved in the stockholders’ general meeting.

The Company has not yet established a reserve for the annual contribution of 5% of net income to the welfare.

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity, at December 31, 2004 is as follows:

Accumulated Other Comprehensive Income
Balance at December 31, 2004	$ (28)
Change for 2005	(6,361)

Balance at December 31, 2005	$(6,389)

Note 10 — COMMITTMENTS

The Company leases an office facility under an operating lease that terminates on March 31, 2006. Rental expense for this lease consisted of $17,733 for the year ended December 31, 2005. The Company has future minimum lease obligations as follows:

2006	$5,997
Total	$5,997

   Note 11 – CURRENT VULNERABILITY DUE TO RISK FACTORS

Our operations are carried out in the Peoples Republic of China (PRC). Accordingly, our business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy. Our business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

GALAXY VIEW INTERNATIONAL, LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

Note 12 – SUBSEQUENT EVENTS

On March 22, 2006, the Company, the shareholders of the Company (the “Shareholders”) and China Digital Communication Group (“China Digital”) entered into an Amended and Restated Share Exchange Agreement (the “Agreement”) pursuant to which China Digital will acquire 100% of the Company in a cash and stock transaction valued at approximately $8,000,000. Under the terms of the Agreement, China Digital will pay to the Shareholders of the Company $3,000,000 million in cash and deliver 7,575,757 unregistered shares of China Digital preferred stock valued at approximately $5,000,000.